                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549


                                   FORM 8-K/A

                       AMENDMENT TO APPLICATION OR REPORT

                    FILED PURSUANT TO SECTION 13 OR 15 (d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

                               UNITEL VIDEO, INC.
- --------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)

           DELAWARE                 1-8654                 23-1713238
           --------                 ------                 ----------
  (State or other jurisdiction    (Commission          (I.R.S. Employer
       of incorporation)          File Number)        Identification No.)



515 WEST 57TH STREET, NEW YORK, NEW YORK                         10019
- ----------------------------------------                         -----
(Address of principal executive offices)                       (Zip Code)


                                  212-265-3600
                                  ------------
                 (Registrant's telephone number, including area code)


                                 AMENDMENT NO. 1

        The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K dated February 24, 1995, as set forth in the pages attached hereto:

     Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                  UNITEL VIDEO, INC.

Date:  May 8, 1995                               By:    /S/ BARRY KNEPPER
                                                    ----------------------------
                                                    Barry Knepper
                                                    Vice President - Finance

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

          ( a )     Financial Statements of business acquired:
          ( b )     Pro forma financial information:








                              TABLE OF CONTENTS


                                                              PAGE
                                                             NUMBER

OPINION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS              4

JEE SEE & COMPANY, INC. BALANCE SHEETS-OCTOBER 31, 1994
AND DECEMBER 31, 1993                                            5

JEE SEE & COMPANY, INC. STATEMENTS OF EARNINGS-TEN
MONTHS ENDED OCTOBER 31, 1994 AND YEAR ENDED
DECEMBER 31, 1993                                                6

JEE SEE & COMPANY, INC. STATEMENT OF STOCKHOLDERS'
EQUITY-TEN MONTHS ENDED OCTOBER 31, 1994 AND YEAR
ENDED DECEMBER 31, 1993                                          7

JEE SEE & COMPANY, INC. STATEMENTS OF CASH FLOWS-
TEN MONTHS ENDED OCTOBER 31, 1994 AND YEAR ENDED
DECEMBER 31, 1993                                                8

JEE SEE & COMPANY, INC. NOTES TO FINANCIAL STATEMENTS-
OCTOBER 31, 1994 AND DECEMBER 31, 1993                           9-12

PRO FORMA FINANCIAL INFORMATION                                  13

UNITEL VIDEO, INC. AND JEE SEE & COMPANY, INC. UNAUDITED PRO
FORMA CONDENSED CONSOLIDATED BALANCE SHEET                       14-15

UNITEL VIDEO, INC. AND JEE SEE & COMPANY, INC. NOTES TO
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET         16

UNITEL VIDEO, INC. AND JEE SEE & COMPANY, INC. UNAUDITED THREE
MONTH PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF
EARNINGS                                                         17

UNITEL VIDEO, INC. AND JEE SEE & COMPANY, INC. NOTES TO
UNAUDITED THREE MONTH PRO FORMA CONDENSED CONSOLIDATED
 FINANCIAL DATA                                                  18

UNITEL VIDEO, INC. AND JEE SEE & COMPANY, INC. UNAUDITED PRO
FORMA TWELVE MONTH CONDENSED CONSOLIDATED STATEMENT
OF EARNINGS                                                      19

UNITEL VIDEO, INC. AND JEE SEE & COMPANY, INC. NOTES TO
UNAUDITED TWELVE MONTH PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL DATA                                                   20

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
Jee See & Company, Inc.


We have audited the balance sheets of Jee See & Company, Inc. as of October 31, 1994 and December 31, 1993, and the related statements of earnings, stockholders' equity, and cash flows for the ten months ended October 31, 1994 and the year ended December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jee See & Company, Inc. as of October 31, 1994 and December 31, 1993, and the results of its operations and cash flows for the ten months ended October 31, 1994 and the year ended December 31, 1993, in conformity with generally accepted accounting principles.


By:    /S/ GRANT THORNTON LLP
       ----------------------
           Grant Thornton LLP

New York, New York
December 16, 1994

                             Jee See & Company, Inc.

                                 BALANCE SHEETS

                                                      October 31,   December 31,
                 ASSETS                                   1994          1993
                                                      -----------   ------------
CURRENT ASSETS
     Cash                                             $  443,888    $   193,491
     Accounts receivable - trade                         216,222         58,979
     Employee receivable                                       -          2,400
     Prepaid expenses                                     47,924         24,049
                                                      ----------    -----------
           Total current assets                          708,034        278,919

PROPERTY AND  EQUIPMENT - at cost (Notes A-1 and B)    8,224,840      7,594,578
     Less accumulated depreciation                     6,482,007      5,835,526
                                                      ----------    -----------
                                                       1,742,833      1,759,052
OTHER ASSETS - deposits                                    3,500          3,500
                                                      ----------    -----------
                                                      $2,454,367    $ 2,041,471
                                                      ----------    -----------
                                                      ----------    -----------

             LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
     Current portion of long-term debt (Note C)       $  155,142    $   206,904
     Contracts payable                                   452,128              -
     Accounts payable - trade                             43,490         32,060
     Customer deposits                                    13,784         56,600
     Accrued rent (Note D)                                12,500         25,000
     Accrued expenses                                     43,155         24,223
                                                      ----------    -----------
           Total current liabilities                     720,199        344,787

LONG-TERM DEBT, net of current portion (Note C)                -        120,658
                                                      ----------    -----------
           Total liabilities                             720,199        465,445

STOCKHOLDERS' EQUITY
     Common stock, no par value, 10,000 shares
       authorized and 3,413 outstanding in 1994
       and 1993                                          576,381        576,381
     Retained earnings                                 1,157,787        999,645
                                                      ----------    -----------
                                                       1,734,168      1,576,026
                                                      ----------    -----------
                                                      $2,454,367    $ 2,041,471
                                                      ----------    -----------
                                                      ----------    -----------


         The accompanying notes are an integral part of these statements.

                            Jee See & Company, Inc.
                            STATEMENTS OF EARNINGS


                                                  Ten months       Year ended
                                                    ended             ended
                                                  October 31,      December 31,
                                                    1994               1993
                                                  -----------      ------------
Equipment rental income                           $3,016,221        $3,189,900
Cost of equipment rental income                    1,119,635         1,036,428
                                                  ----------        ----------
     Gross profit                                  1,896,586         2,153,472
General and administrative expenses                  882,704         1,023,225
Depreciation and amortization                        646,481           846,905
                                                  ----------        ----------
                                                   1,529,185         1,870,130
                                                  ----------        ----------
Earnings before provision for income taxes
    and extraordinary item                           367,401           283,342
Provision for state taxes                              9,479            11,700
                                                  ----------        ----------
Earnings before extraordinary item                   357,922           271,642
Extraordinary item
     Forgiveness of debt, net of state
       taxes of $1,210                                     -            47,185
                                                  ----------        ----------
             NET EARNINGS                         $  357,922        $  318,827
                                                  ----------        ----------
                                                  ----------        ----------
Earnings per share
     Earnings before extraordinary item            $104.87            $79.59
     Extraordinary item                               -                13.83
                                                  ----------        ----------
NET EARNINGS PER SHARE                             $104.87            $93.42
                                                  ----------        ----------
                                                  ----------        ----------
Weighted average number of shares outstanding          3,413             3,413
                                                  ----------        ----------
                                                  ----------        ----------



        The accompanying notes are an integral part of these statements.

                               Jee See & Company, Inc.
                          STATEMENT OF STOCKHOLDERS' EQUITY

                       Ten months ended October 31, 1994 and
                            year ended December 31, 1993



                                     Common        Retained
                                     stock         earnings        Total
                                    --------      ----------    ----------
Balance at January 1, 1993          $576,381      $  851,716    $1,428,097

Net earnings for the year                  -         318,827       318,827

Dividends paid                             -        (170,898)     (170,898)
                                    --------      ----------    ----------
Balance at December 31, 1993         576,381         999,645     1,576,026

Net earnings for the period                -         357,922       357,922

Dividends paid                             -        (199,780)     (199,780)
                                    --------      ----------    ----------
Balance at October 31, 1994         $576,381      $1,157,787    $1,734,168
                                    --------      ----------    ----------
                                    --------      ----------    ----------



           The accompanying notes are an integral part of this statement.

                            Jee See & Company, Inc.
                            STATEMENTS OF CASH FLOWS



                                                       Ten months        Year ended
                                                         ended             ended
                                                       October 31,      December 31,
                                                          1994             1993
                                                       -----------      ------------
Cash flows from operating activities
     Net earnings                                       $357,922         $  318,827
     Adjustments to reconcile net earnings to
       net cash provided by
           Operating activities:
           Depreciation and amortization                 646,481            846,905
           (Increase) decrease in accounts receivable   (157,243)           172,897
           (Increase) decrease in employee receivable      2,400             (2,400)
           Decrease in insurance receivable                    -             50,000
           (Increase) decrease in prepaid expenses
              and other assets                           (23,875)             2,605
           Increase in accounts payable                   11,430             16,681
           Increase (decrease) in customer deposits      (42,816)            56,600
           (Decrease) in accrued rent                    (12,500)            (5,000)
           Increase (decrease) in accrued expenses        18,932            (42,167)
                                                        --------         ----------
Net cash provided by operating activities                800,731          1,414,948
                                                        --------         ----------
Cash flows from investing activities
     Purchase of property and equipment                 (178,134)          (404,449)
                                                        --------         ----------
Cash flows from financing activities
     Principal payments on long-term debt               (172,420)          (556,904)
     Decrease in note payable                                  -           (116,897)
     Payments of dividends                              (199,780)          (170,898)
                                                        --------         ----------
Net cash used in financing activities                   (372,200)          (844,699)
                                                        --------         ----------
Net increase in cash                                     250,397            165,800
Cash balance, beginning of period                        193,491             27,691
                                                        --------         ----------
Cash balance, end of period                             $443,888         $  193,491
                                                        --------         ----------
                                                        --------         ----------
Supplemental disclosure of cash flow information
     Cash paid during the year for:
          Interest                                     $  15,639         $   47,893
                                                        --------         ----------
                                                        --------         ----------
          Income taxes                                 $  12,658         $   18,525
                                                        --------         ----------
                                                        --------         ----------
     Noncash investing and financing activities:
          Equipment acquisitions on contracts payable  $ 452,128         $        -
                                                        --------         ----------
                                                        --------         ----------


             The accompanying notes are an integral part of these statements.

                             Jee See & Company, Inc.

                          NOTES TO FINANCIAL STATEMENTS

                      October 31, 1994 and December 31, 1993


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Jee & See Company, Inc. (the "Company") is in the business of leasing mobile video tape production facilities to independent producers engaged in the motion picture and television industry.

   1.     PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment are carried at cost. Depreciation and amortization for financial statement purposes are provided principally by the straight-line method over the estimated useful lives of the assets, ranging from three to seven years. Normal maintenance, repairs and operating supplies are expensed as incurred.

   2.     INCOME TAXES

   The Company has elected, under the provisions of Subchapter S of the Internal Revenue Code, to have the Company's earnings treated for Federal and State income tax purposes substantially as if the Corporation were a partnership. The stockholders' respective equitable shares in the net earnings or loss of the Company and allowable credits are reportable on the individual tax returns of the respective stockholders. Accordingly, the financial statements reflect no provision or liability for Federal income taxes and the Company has no net operating loss or tax credit carryforwards available as a corporate entity. The Company, however, is still subject to California S Corporation tax.

   3.     CONCENTRATION OF CREDIT RISK

   The Company maintains cash balances at one financial institution. Accounts are insured by the Federal Deposit Insurance Corporation up to $100,000. Uninsured balances at October 31, 1994 and December 31, 1993 approximate $381,000 and $115,000, respectively.

                             Jee See & Company, Inc.

                      October 31, 1994 and December 31, 1993


NOTE B - PROPERTY AND EQUIPMENT

   Property and equipment are summarized by major classifications as follows:


                                              October 31,      December 31,
                                                 1994             1993
                                              -----------     -------------

              Equipment                       $ 7,978,941        $7,348,679
              Furniture and fixtures               72,804            72,804
              Transportation equipment            155,910           155,910
              Leasehold improvements               17,185            17,185
                                              -----------       -----------
                                              $ 8,224,840       $ 7,594,578
              Less accumulated depreciation     6,482,007         5,835,526
                                              -----------       -----------
                                              $ 1,742,833       $ 1,759,052
                                              -----------       -----------
                                              -----------       -----------

NOTE C - LONG-TERM DEBT

   The Company has long-term debt consisting of the following:

                                                     October 31,    December 31,
                                                        1994            1993
                                                     ----------     ------------
              Term loan with  Bank of  California
              dated  September  10,  1990  in the
              amount  of  $1,000,000.    Terms of
              the loan require monthly  principal
              payments of  $17,242 plus  interest
              calculated at .75%  over the bank's
              prime lending rate (effective  rate
              of 8% at  October 31,  1994).   The
              loan matures  July 1, 1995 at which
              time  the entire  unpaid  principal
              and  any accrued  interest  will be
              due.  The  loan is  collateralized
              by   substantially   all   of   the
              Company's assets.                        $155,142       $327,562

              Less current portion                      155,142        206,904
                                                       --------       --------
              Long-term portion                        $      -       $120,658
                                                       --------       --------
                                                       --------       --------

                             Jee See & Company, Inc.

                      October 31, 1994 and December 31, 1993

NOTE D - COMMITMENTS

   The Company leases its office facility under a five-year lease. Property taxes and insurance are to be paid by the lessor subject to base period adjustments. Minimum future rentals payable under the non-cancelable operating lease for the year ending October 31, 1995 is $150,000.

   Rent expense for the above lease was approximately $176,000 and $144,000 for the periods ended October 31, 1994 and December 31, 1993, respectively.

   The accrued rent obligation represents the excess of rent expense recorded based on a straight-line basis of the total minimum lease payments for the life of the lease over the amount actually paid.

NOTE E - EXTRAORDINARY ITEM

   In 1992, the Company entered into a note payable with a former shareholder, in the amount of $125,000. The note was due May 21, 1999. In 1993, the former shareholder requested an early extinguishment of the note in the amount of $62,500 as payment in full. This resulted in a forgiveness of debt of $48,395. This amount has been reflected on the statement of earnings net of state taxes of $1,210 as an extraordinary item.

NOTE F - PRO FORMA INCOME TAXES

   As discussed in Note A-2, the Company has elected to file its income tax returns under the provisions of Subchapter S of the Internal Revenue Code. Accordingly, no Federal tax provision is reflected in the accompanying financial statements. Had the Company not filed under the provisions of Subchapter S, the income tax provisions would have been as follows:

                                          Ten months ended      Year ended
                                             October 31,       December 31,
                                                1994              1994
                                          ----------------     ------------
                 Current                     $253,407            $157,379
                 Deferred                    (106,079)            (43,759)
                                             --------            --------
                                             $147,328            $113,620
                                             --------            --------
                                             --------            --------

                              Jee See & Company, Inc.

                       October 31, 1994 and December 31, 1993


NOTE F - PRO FORMA INCOME TAXES - Continued

   The pro forma income tax amounts are based on Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases (principally fixed assets). Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.


NOTE G - SUBSEQUENT EVENT

   During November 1994, the Company reached an agreement in principal to sell its business and assets to Unitel Video, Inc. The purchase price of $6,750,000 will consist of $6,000,000 cash payable at closing and $750,000 of convertible promissory notes. The notes will bear interest at the rate of 1% over prime and the entire principal balance will be due 30 months after the closing date. The notes will be subordinated to Unitel Video's bank debt, and will be convertible into Unitel Video common stock, based upon the principal of the notes, at a rate of $10.00 per share.

                          PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma condensed consolidated balance sheets and statements of earnings have been prepared based on the historical results of operations and financial condition of Unitel Video, Inc. and Jee See & Company, Inc. Pro forma adjustments and assumptions on which they are based are described in the notes following the balance sheet and statement of earnings.

     The unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the results of operations as they would have been had Unitel and Jee See & Company, Inc. constituted a single entity during the entirety of fiscal 1994 or of the first three months of fiscal 1995, as the case may be, nor are they necessarily indicative of future results of operations.

     The unaudited pro forma condensed consolidated balance sheets were prepared on the assumption that the acquisition is accounted for under the purchase method of accounting. The unaudited pro forma condensed consolidated statements of earnings were prepared on the assumption that the acquisition was completed at the beginning of the fiscal period. The actual purchase accounting adjustments were made as of the effective date and differ from those reflected in the following unaudited pro forma condensed consolidated financial statements.

     There were no significant transactions between Unitel and Jee See & Company, Inc. during fiscal 1994 or to date in fiscal 1995. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the audited financial statements (including the notes thereto) of Unitel, and the related Management's Discussion and Analysis of Financial Condition and Results of Operations, contained in the Unitel annual report and the Unitel Form 10-Q, respectively, and the consolidated financial statements (including the notes thereto) of Jee See & Company, Inc.

                     UNITEL VIDEO, INC. AND JEE SEE & COMPANY, INC.
              UNAUDITED PRO FORMA CONDENSED CONSOLIDATED  BALANCE SHEET
                                 (IN THOUSANDS)



                               UNITEL VIDEO      JEE SEE                 UNAUDITED     UNAUDITED
                                 NOVEMBER        OCTOBER                 PRO FORMA     PRO FORMA
                                 30, 1994       31, 1994    COMBINED    ADJUSTMENTS    COMBINED
                               ------------     --------    --------    -----------    ---------
CURRENT ASSETS:
  Cash                          $    980         $  444     $  1,424       ($444)(1)   $    980
  Accounts receivable-net         12,176            216       12,392        (216)(1)     12,176
  Other receivables                  286             --          286                        286
  Prepaid expenses                 1,556             48        1,604         (48)(1)      1,556
                                --------         ------     --------      ------       --------
TOTAL CURRENT ASSETS              14,998            708       15,706        (708)        14,998
Property & equipment at cost     118,809          8,225      127,034      (3,475)(2)    123,559
Less: Accumulated depreciation   (64,724)        (6,482)     (71,206)      6,482 (2)    (64,724)
                                --------         ------     --------      ------       --------
Property & equipment-Net          54,085          1,743       55,828       3,007         58,835
Goodwill                           1,825             --        1,825       2,000 (3)      3,825
Other assets                       1,034              3        1,037          (3)(1)      1,034
                                --------         ------     --------      ------       --------
TOTAL ASSETS                     $71,942         $2,454      $74,396      $4,296       $ 78,692
                                --------         ------     --------      ------       --------
                                --------         ------     --------      ------       --------


                   UNITEL VIDEO, INC. AND JEE SEE & COMPANY, INC.
          UNAUDITED PRO FORMA CONDENSED CONSOLIDATED  BALANCE SHEET (CONT'D)
                                  (IN THOUSANDS)

                                        UNITEL VIDEO        JEE SEE                    UNAUDITED    UNAUDITED
                                          NOVEMBER          OCTOBER                    PRO FORMA    PRO FORMA
                                          30, 1994          31, 1994     COMBINED     ADJUSTMENTS   COMBINED
                                        ------------        --------     --------     -----------   ---------
CURRENT LIABILITIES:
   Accounts payable                        $ 5,500          $  509       $ 6,009        ($509)(4)    $ 5,500
   Accrued expenses                          1,000              43         1,043          (43)(4)      1,000
   Income taxes payable                        144                           144                         144
   Payroll & related taxes                   3,447                         3,447                       3,447
   Current maturities of long term debt     12,553             155        12,708         (155)(4)     13,412
                                                                                          859 (6)
   Current maturities of ESOP loan             172                           172                         172
                                           -------          ------       -------       ------        -------
TOTAL CURRENT LIABILITIES                   22,816             707        23,523          152         23,675

Deferred rent                                  910              13           923          (13)(4)        910
Deferred gain on building sale                  67                            67                          67
Long term debt less current maturities      14,938                        14,938        6,000 (5)     20,079
                                                                                         (859)(6)

Subordinated debt                            2,500                         2,500          750 (5)      3,250
ESOP loan, less current maturities             293                           293                         293
Accrued retirement expense                   1,012                         1,012                       1,012
Deferred income taxes                           94                            94                          94

STOCKHOLDERS' EQUITY:
  Common stock                                  26             576           602         (576) (4)        26
  Additional paid in capital                27,378                        27,378                      27,378
  Retained earnings                         10,518           1,158        11,676       (1,158) (4)    10,518
  Treasury stock                            (7,974)                       (7,974)                     (7,974)
                                           -------          ------       -------       ------        -------
                                            29,948           1,734        31,682       (1,734)        29,948
Unearned employee benefit expense             (636)                         (636)                       (636)
                                           -------          ------       -------       ------        -------
TOTAL STOCKHOLDERS' EQUITY                  29,312           1,734        31,046       (1,734)        29,312
                                           -------          ------       -------       ------        -------
TOTAL LIABILITIES & EQUITY                 $71,942          $2,454       $74,396       $4,296        $78,692
                                           -------          ------       -------       ------        -------
                                           -------          ------       -------       ------        -------



          See accompanying notes to unaudited pro forma condensed consolidated financial information.

                   UNITEL VIDEO, INC. AND JEE SEE & COMPANY, INC.
            NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(1)  To eliminate all assets that were not part of the asset purchase.

(2)  To record the purchased fixed assets at appraised value of $4,750,000.

(3) To record Goodwill as the difference between the purchase price of $6,750,000 and the purchased assets consisting of property and equipment at an appraised value of $4,750,000.

(4) To eliminate liabilities and stockholders' equity not part of the asset purchase.

(5) To record long term financing and the convertible subordinated debt to the Jee See shareholders' obtained to purchase the assets of Jee See & Company. The subordinated debt will be convertible into Unitel Video common stock, based on the principal of the notes, at a rate of $10.00 per share.

(6) To reclassify the current portion of the long term financing related to the Jee See & Company asset purchase.

                     UNITEL VIDEO, INC. AND JEE SEE & COMPANY, INC.
        UNAUDITED 3 MONTH PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
                                  (IN THOUSANDS)


                                                        JEE SEE &                    UNAUDITED     UNAUDITED
                               UNITEL VIDEO, INC.        COMPANY                     PRO FORMA     PRO FORMA
                               NOVEMBER 30, 1994    DECEMBER 31, 1994    COMBINED   ADJUSTMENTS    COMBINED
                               ------------------   -----------------    --------   -----------    ---------
SALES                               $21,233               $733            $21,966                   $21,966
COST OF SALES:
   Production costs                  14,431                433             14,864                    14,864
   Depreciation & amort.              2,254                129            $ 2,383          41 (1)     2,457
                                                                                           33 (2)
                                    -------               ----            -------     -------       -------
GROSS PROFIT                          4,548                171              4,719         (74)        4,645
OPERATING EXPENSES:
   Selling                              745                                   745                       745
   General and admin.                 2,273                235              2,508                     2,508
   Interest                             715                                   715         144 (3)       859
                                    -------               ----            -------     -------       -------
OPERATING EXPENSES                    3,733                235              3,968         144         4,112
                                    -------               ----            -------     -------       -------
EARNINGS FROM OPERATIONS                815                (64)               751        (218)          533
Other income                             14                  0                 14                        14
                                    -------               ----            -------     -------       -------
EARNINGS BEFORE INCOME TAXES            829                (64)               765        (218)          547
Income taxes                            390                 (4)               386        (129)(4)       257
                                    -------               ----            -------     -------       -------
NET INCOME                             $439               ($60)              $379        ($89)         $290
                                    -------               ----            -------     -------       -------
                                    -------               ----            -------     -------       -------

Earnings per common share             $0.17                                                           $0.11
                                    -------                                                         -------
                                    -------                                                         -------

Weighted average of common and
common equivalent shares outstanding  2,567                                                           2,567
                                    -------                                                         -------
                                    -------                                                         -------



       See accompanying notes to unaudited pro forma condensed consolidated financial information.

                  UNITEL VIDEO, INC. AND JEE SEE & COMPANY, INC.
      NOTES TO UNAUDITED 3 MONTH PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA



(1) To record depreciation expense based the acquisition of $4,750,000 of Jee See's assets depreciated over a seven year life.

(2) To record amortization of goodwill acquired with the acquisition of Jee See's assets totaling $2,000,000 and amortized over a 15 year period.

(3) To record interest expense incurred on the debt obtained to finance the acquisition of Jee See's assets.

(4) To record income taxes on combined pretax net income at Unitel's rate of 47% at November 30, 1994.

                    UNITEL VIDEO, INC. AND JEE SEE & COMPANY, INC.
       UNAUDITED PRO FORMA 12 MONTH CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
                                  (IN THOUSANDS)

                                                                                                 12 MONTH
                                      UNITEL VIDEO      JEE SEE &                   UNAUDITED    UNAUDITED
                                         AUGUST          COMPANY       12 MONTH     PROFORMA     PRO FORMA
                                        31, 1994      JUNE 30, 1994    COMBINED    ADJUSTMENTS   COMBINED
                                      ------------    -------------    --------    -----------   ---------
SALES                                   $80,498          $3,171         $83,669                   $83,669
COST OF SALES:
   Production costs                      55,097           1,027          56,124                    56,124
   Depreciation & amort.                  9,294             654           9,948        25 (1)      10,106
                                                                                      133 (2)
                                        -------          ------         -------     -----         -------
GROSS PROFIT                             16,107           1,490          17,597      (158)         17,439
OPERATING EXPENSES:
   Selling                                2,852                           2,852                     2,852
   General and amin.                      9,512           1,056          10,568                    10,568
   Interest                               2,388                           2,388       567 (3)       2,955
                                        -------          ------         -------     -----         -------
OPERATING EXPENSES                       14,752           1,056          15,808       567          16,375
                                        -------          ------         -------     -----         -------
EARNINGS FROM OPERATIONS                  1,355             434           1,789      (725)          1,064
Other income                                164               0             164                       164
                                        -------          ------         -------     -----         -------
EARNINGS BEFORE INCOME TAXES              1,519             434           1,953      (725)          1,228
Income taxes                                660              10             670      (137)(4)         533
                                        -------          ------         -------     -----         -------
NET INCOME                                 $859            $424          $1,283     ($588)           $695
                                        -------          ------         -------     -----         -------
                                        -------          ------         -------     -----         -------
Earnings per common share                 $0.33                                                     $0.27
                                        -------                                                   -------
                                        -------                                                   -------

Weighted average of common and
common equivalent shares outstanding      2,617                                                     2,617
                                        -------                                                   -------
                                        -------                                                   -------



        See accompanying notes to unaudited pro forma condensed consolidated financial information.

                  UNITEL VIDEO, INC. AND JEE SEE & COMPANY, INC.
     NOTES TO UNAUDITED 12 MONTH PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA



(1) To record depreciation expense based the acquisition of $4,750,000 of Jee See's assets depreciated over a seven year life.

(2) To record amortization of goodwill acquired with the acquisition of Jee See's assets totaling $2,000,000 and amortized over a 15 year period.

(3) To record interest expense incurred on the debt obtained to finance the acquisition of Jee See's assets.

(4) To record income taxes on combined pretax net income at Unitel's rate of 43.4% at August 31, 1994.